                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

        Date of Report (Date of earliest event reported): MARCH 21, 2000

                               GETTY IMAGES, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                   000-23747                  98-0177556
(State or other jurisdiction    (Commission File Number)        (I.R.S. Employer
        of incorporation)                                      Identification No.)


               701 NORTH 34TH STREET, SUITE 400, SEATTLE, WA   98103
               (Address of principal executive offices)      (Zip Code)


                                 (206) 268-2000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

EXPLANATORY NOTE

        This Amendment No. 1 to the Current Report on Form 8-K is being filed to amend the Company's Form 8-K that was filed with the Securities and Exchange Commission on March 2, 2000 (the "Report"). The purpose of this Amendment is to:
1) amend Item 2 to reflect the bifurcation of the acquisitions described below; and 2) amend Item 7 to update and provide the required financial information and exhibits relating to such acquisitions.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 21, 2000, we completed the acquisition of VCG Holdings LLC, Definitive Stock, Inc., and Visual Communications Group Holdings Limited and
VCG Deutschland GmbH for $204.7 million and the assumption and payment of $18.7 million of debt. An additional $3.5 million of costs were incurred and included in the purchase price. We executed two separate stock purchase agreements, both of which are included as exhibits to this Amendment No. 1 on Form 8-K/A and incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial Statements of Businesses Acquired.


               Visual Communications Group U.K.                              Page
                                                                             ----
               Report of the Auditors                                        F-1
               Statement of the Directors' Responsibilities                  F-2
               Consolidated Profit and Loss Account for the Years Ended
                 December 31, 1999 and 1998                                  F-3
               Balance Sheet for the Years Ended December 31, 1999
                 and 1998                                                    F-4
               Notes to the Accounts                                         F-5

               VCG Deutschland GmbH                                          Page
                                                                             ----
               Report of the Auditors                                        F-17
               Profit and Loss Account of the Subsidiary for the
                 year ended December 31, 1999                                F-18
               Group Balance Sheet at December 31, 1999                      F-19
               Notes to the Accounts                                         F-20

               Summary of Significant Differences Between
                 UK GAAP and US GAAP                                         F-25

(b)     Pro Forma Financial Information.

               Financial Information                                         Page
                                                                             ----
               Introductory Note                                             F-29
               Unaudited Condensed Pro Forma Consolidated Income
                Statement for the Year Ended December 31, 1999               F-30
               Unaudited Condensed Pro Forma Consolidated Income
                Statement for the Three Months Ended March 31, 2000          F-31
               Notes to the Unaudited Pro Forma Consolidated Financial
                Information                                                  F-32

(c)     Exhibits

        Exhibit No.   Description
        -----------   -----------
        2.1(1)        Stock Purchase Agreement, dated as of March 21, 2000,
                      among Getty Images, Getty Communications Limited, Visual
                      Communications Group B.V., United Business Information
                      B.V. and United News & Media Plc

        2.2* Stock Purchase Agreement, dated as of March 21, 2000, among Getty Images, Tony Stone Associates GmbH, United
                      Business Information B.V., Ludgate Holdings GmbH and
                      United News & Media Plc.



        ------------------

        *       Filed herewith.

        (1) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

In this Form 8-K/A references to "Sterling" or "L" are to the lawful currency of the United Kingdom, references to "German Deutsch Mark" or "DM" are to the lawful currency of Germany, and references to "U.S. dollars" or "$" are to the lawful currency of the United States.

                    REPORT OF THE AUDITORS TO THE DIRECTORS
                      OF VISUAL COMMUNICATIONS GROUP B.V.

        We have audited the financial statements on pages F-3 to F-16.

        These financial statements have not been prepared under Section 266 of the United Kingdom Companies Act 1985 and were prepared solely for the purposes of management.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

        You, as the directors, are responsible for preparing the financial statements. As described on page F-2, this includes responsibility for preparing the financial statements in accordance with applicable United Kingdom accounting standards. Our responsibilities, as independent auditors, are established by statute, the Auditing Practices Board and our profession's ethical guidance.

        We report to you our opinion as to whether the financial statements give a true and fair view. We also report to you if, in our opinion, the Company has not kept proper accounting records, or if we have not received all the information and explanations we require for our audit.

BASIS OF OPINION

        We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board, which are substantially the same as those followed in the United States of America. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's and Group's circumstances, consistently applied and adequately disclosed.

        We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements. In accordance with our instructions, we were not required to audit the state of affairs of the Company and the Group at 31 December 1998 and the profit of the Group for the year then ended.

OPINION

        In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group at 31 December 1999 and of the loss of the Group for the year then ended. We express no opinion on the state of affairs of the Company and the Group at 31 December 1998 or on the profit of the Group for the year then ended.


PricewaterhouseCoopers
Chartered Accountants and Registered Auditors
London
9 February 2000

                        VISUAL COMMUNICATIONS GROUP B.V.

STATEMENT OF THE DIRECTORS' RESPONSIBILITIES

     The directors are required to prepare financial statements which give a true and fair view of the state of affairs of the Company and Group as at the end of the financial year and of the profit for the year to that date. In preparing the financial statements the directors are required:

     - to ensure that the Company keeps accounting records which disclose with reasonable accuracy the financial position of the Company;

     - to take such steps as are reasonably open to them to safeguard the assets of the Company and Group and to prevent and detect fraud and other irregularities;

     - to apply suitable accounting policies in a consistent manner and supported by reasonable and prudent judgements and estimates where necessary; and

     - to comply with all applicable accounting standards, except where any departures from this requirement are explained in the notes to the financial statements.

IMPACT OF THE YEAR 2000

     The Year 2000 issue could result in electronic processing faults producing a wide range of possible problems. The Company and the Group is exposed to the risk of faults in its information systems and hardware, and to the problems that suppliers and other third parties may also encounter. The Group has yet to experience any problems arising from faults in its information systems and hardware as a result of the Year 2000 changeover or from any suppliers or third parties failing to manage the Year 2000 issue. The Group does however remain at risk to potential Year 2000 problems.

     Following a review of the computer systems then in place and an assessment of the potential risks that the Group could face as a result of the Year 2000 issue, it implemented detailed plans to address Year 2000 compliance issues in its information systems, hardware and business infrastructure.

     Part of the Group's Year 2000 compliance effort is directed towards third parties. In addition to contacting its hardware and software suppliers and its most critical other suppliers about their compliance with the Year 2000 issue and evaluating their answers, the Group has also sought to include Year 2000 warranty clauses in its supply contracts.

     During 1998 and 1999, the Group developed detailed contingency plans to address key areas of Year 2000 risks; failure of a supplier, failure of a customer and failure of internal systems or hardware, and combined these with business recovery procedures. As the Group does remain at risk to potential Year 2000 problems, these contingency and business recovery plans which were finalised during 1999 remain in place.

     During the year ended 31 December 1999 the Group spent L79,000 (1998:
L167,000) on the Year 2000 issue. This represents the incremental internal and external costs of ensuring that systems were compliant, and includes L50,000 (1998: L79,000) of items of a capital nature. The directors believe that this expenditure does not represent an enhancement of fixed assets, but merely maintains their service potential. In 2000, the Group does not expect to spend further material amounts on the Year 2000 issue.

                        VISUAL COMMUNICATIONS GROUP B.V.

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                      FOR THE YEAR ENDED 31 DECEMBER 1999

                                                                      1999      1998
                                                              NOTE    L'000     L'000
                                                              ----   -------   -------
TURNOVER
Continuing operations.......................................          47,659    50,343
Acquisitions................................................             197        --
                                                                     -------   -------
                                                               2      47,856    50,343
INTERCOMPANY MANAGEMENT CHARGES RECEIVABLE:
Continuing operations.......................................           1,103       639
Acquisitions................................................              --        --
                                                                     -------   -------
                                                                       1,103       639
NET OPERATING COSTS:
Continuing operations.......................................         (51,000)  (45,176)
Acquisitions................................................            (893)       --
                                                                     -------   -------
                                                                     (51,893)  (45,176)
OPERATING (LOSS)/PROFIT:
Continuing operations.......................................          (2,238)    5,806
Acquisitions................................................            (696)       --
                                                                     -------   -------
TOTAL OPERATING (LOSS)/PROFIT...............................   3      (2,934)    5,806
Net interest (payable)/receivable...........................   5        (296)      230
                                                                     -------   -------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION........          (3,230)    6,036
Tax on (loss)/profit on ordinary activities.................   6        (713)   (2,415)
                                                                     -------   -------
(LOSS)/PROFIT FOR THE FINANCIAL YEAR........................          (3,943)    3,621
Equity dividends............................................          (3,442)       --
                                                                     -------   -------
RETAINED (LOSS)/PROFIT FOR THE FINANCIAL YEAR...............          (7,385)    3,621
                                                                     =======   =======

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                      1999      1998
                                                                      L'000     L'000
                                                                     -------   -------
(Loss)/profit for the year..................................          (3,943)    3,621
Exchange translation differences............................             417        --
Total recognised gains and losses for the year..............          (3,526)    3,621
                                                                     =======   =======

     There is no difference between the loss on ordinary activities before taxation and the retained loss for the year above, and the historical cost equivalents.

     The financial statements on pages F-3 to F-16 were approved by the board of directors on 9 February 2000 and were signed on its behalf by:

Michael Wolfson
Director

                        VISUAL COMMUNICATIONS GROUP B.V.

                       BALANCE SHEET AT 31 DECEMBER 1999

                                                                GROUP               COMPANY
                                                         -------------------    ---------------
                                                           1999       1998       1999     1998
                                                 NOTE     L'000       L'000     L'000     L'000
                                                 ----    --------    -------    ------    -----
FIXED ASSETS
Intangible assets..............................    7        6,646         --        --     --
Tangible assets................................    8        2,993      3,393        --     --
Investments....................................    9           --         --     6,854     --
                                                         --------    -------    ------     --
                                                            9,639      3,393     6,854     --
CURRENT ASSETS
Stocks -- raw materials and consumables........               274         51        --     --
Debtors........................................   10       31,167     35,143       132     --
Cash at bank and in hand.......................             1,931      1,416         6     12
                                                         --------    -------    ------     --
                                                           33,372     36,610       138     12
CREDITORS: AMOUNTS FALLING DUE WITHIN ONE
  YEAR.........................................   11      (32,869)   (25,730)   (3,927)    (7)
                                                         --------    -------    ------     --
NET CURRENT ASSETS/(LIABILITIES)...............               503     10,880    (3,789)     5
                                                         --------    -------    ------     --
TOTAL ASSETS LESS CURRENT LIABILITIES..........            10,142     14,273     3,065      5
CREDITORS: AMOUNTS FALLING DUE AFTER ONE
  YEAR.........................................               (77)      (125)       --     --
PROVISION FOR LIABILITIES AND CHARGES..........   13           --       (163)       --     --
                                                         --------    -------    ------     --
NET ASSETS.....................................            10,065     13,985     3,065      5
                                                         ========    =======    ======     ==
CAPITAL AND RESERVES
Called-up share capital........................   14           13         12        13     12
Share premium account..........................   15        3,047         --     3,047     --
Other reserves.................................   15      110,523    110,523        --     --
Profit and loss account........................   16     (103,518)   (96,550)        5     (7)
                                                         --------    -------    ------     --
EQUITY SHAREHOLDERS' FUNDS.....................            10,065     13,985     3,065      5
                                                         ========    =======    ======     ==

                        VISUAL COMMUNICATIONS GROUP B.V.

           NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 1999

1. ACCOUNTING POLICIES

  (a) BASIS OF PREPARATION

     These financial statements are not prepared under Section 266 of the Companies Act 1985. The financial statements have been prepared on the historical cost basis, solely for the purposes of management.

  (b) CONSOLIDATION

     On 14 June 1999, the Company acquired a number of United News and Media plc group companies by way of a group reconstruction, principally VCG Holdings LLC, Visual Communications Group Holdings Limited, Pix SA, Colorific Photo Library Limited, Planet Earth Pictures Limited, Visual Communications Group Limited and FPG International LLC. The group accounts consolidate the accounts of the Company and these subsidiaries made up to 31 December each year, using the merger method of accounting. The results of companies acquired during the year are included from the date of acquisition under the acquisition method. As a consolidated profit and loss account is published, a separate profit and loss account of the parent company is omitted from group accounts.

  (c) TURNOVER

     The Group generates revenue from the sale of catalogues and from the inclusion in its catalogues of images owned by third parties. Such third parties pay for space in the catalogue for their own images for a fixed sum per image. This income is collected by the Group by deduction from the proceeds received by the Group in respect of the sales of such images.

     Income arising from catalogue sales and space sales is recognised in full when 50% or more of the relevant catalogue or groups of catalogues have been printed and despatched to agents or related entities for onward despatch to agents. The directors are satisfied that such amounts are due upon despatch of 50% or more of the relevant catalogue or groups of catalogues and the previous experience shows that such amounts are ultimately collectible within two years of the despatch of the catalogue or groups of catalogues.

     The amounts recognised as income under this accounting policy have been as follows:

                  YEARS ENDED 31 DECEMBER                     L'000
                  -----------------------                     -----
1999........................................................  1,772
1998........................................................  4,271
1997........................................................  2,657
                                                              -----

  (d) TANGIBLE FIXED ASSETS AND DEPRECIATION

     Tangible fixed assets are written off by equal number instalments over the following estimated useful lives:

Building services and furniture.......................        4 years
Short leasehold land and buildings....................  Term of lease
Plant and equipment...................................      3-5 years
Motor vehicles........................................        4 years
Computer equipment....................................        3 years

                        VISUAL COMMUNICATIONS GROUP B.V.

  (e) FINANCE AND OPERATING LEASES

     Leasing arrangements which transfer to the Group substantially all the benefits and risks of ownership of an asset are treated as if the asset was purchased outright. These assets are included in fixed assets and the capital element of the leasing commitments is shown as obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged against the profit in proportion to the reducing capital element outstanding. Assets held under finance leases are depreciated over the shorter of the lease terms and the useful lives of equivalent owned assets. All other leases are operating leases and the operating rentals are charged to the profit and loss account as they arise.

  (f) STOCKS

     Stocks are valued at the lower of cost and net realisable value.

  (g) DEFERRED TAXATION

     Deferred taxation represents corporation tax, calculated on the liability basis, deferred by accelerated capital allowances and other timing differences, except to the extent that the liabilities are regarded as unlikely to crystallise in the foreseeable future. No provision is made for taxation which might arise on the disposal of fixed assets at the amount of the valuations incorporated in the financial statements.

  (h) FOREIGN CURRENCY

     Transactions in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Profits and losses of subsidiaries which have currencies of operation other than sterling are translated into sterling at average rates of exchange. Assets and liabilities denominated in foreign currencies are translated at the year end exchange rates.

     Exchange differences arising from the retranslation of the opening net assets of subsidiaries which have currencies of operation other than sterling and any related loans are taken to reserves together with the difference arising when the profit and loss accounts are translated at average rates and compared with rates ruling at the year end. Other exchange differences are taken to the profit and loss account.

  (i) INTANGIBLE ASSETS AND GOODWILL

     Following the introduction of FRS 10, the Group changed its accounting policy for goodwill and intangible assets. Intangible assets, which comprise goodwill arising from acquisitions and acquired website addresses, are stated at cost less amortisation.

     Goodwill arising on all acquisitions prior to 1 January 1998 remains eliminated against reserves. This goodwill will be charged in the profit and loss account on subsequent disposal of the business to which it relates. Purchased goodwill arising on acquisitions after 1 January 1998 is treated as an asset on the balance sheet.

     Goodwill and intangible assets are amortised over their estimated useful economic lives based on a review of the nature of the asset acquired, which is considered to be 10 years for goodwill and 2 years for the website addresses. A full year of amortisation is provided on goodwill in the year of acquisition.

                        VISUAL COMMUNICATIONS GROUP B.V.

  (j) CASH FLOW STATEMENT

     More than 90% of the voting rights of the Company are controlled by United News and Media plc and the Company is included in the consolidated financial statements of United News and Media plc, which are publicly available. Consequently, the Company has taken advantage of the exemption from preparing a cash flow statement under the terms of Financial Reporting Standard 1 (revised).

2. TURNOVER

     The turnover is wholly attributable to the group's principal activity of image licensing.

  ANALYSIS OF TURNOVER BY DESTINATION

                                                           1999                1999        1999
                                                   CONTINUING OPERATIONS   ACQUISITIONS   TOTAL
                                                   ---------------------   ------------   ------
United group*....................................          2,510                --         2,510
United Kingdom...................................          9,430                --         9,430
North America....................................         21,477               197        21,674
Europe and Middle East...........................         11,186                --        11,186
Pacific Region...................................          3,056                --         3,056
                                                          ------               ---        ------
                                                          47,659               197        47,856
                                                          ------               ---        ------

* This comprises sales to United News and Media plc and its subsidiary companies.

                                                           1998                1998        1998
                                                   CONTINUING OPERATIONS   ACQUISITIONS   TOTAL
                                                   ---------------------   ------------   ------
United group*....................................          2,507               --          2,507
United Kingdom...................................         12,172               --         12,172
North America....................................         23,212               --         23,212
Europe and Middle East...........................          9,841               --          9,841
Pacific Region...................................          2,611               --          2,611
                                                          ------               --         ------
                                                          50,343               --         50,343
                                                          ------               --         ------

* This comprises sales to United News and Media plc and its subsidiary companies.

                        VISUAL COMMUNICATIONS GROUP B.V.

3. OPERATING (LOSS)/PROFIT

     Operating (loss)/profit is stated after charging:

                                                               1999      1998
                                                              L'000     L'000
                                                              ------    ------
CONTINUING OPERATIONS
Employment costs (note 4)...................................  12,805    11,099
Depreciation of owned assets................................   1,403     1,294
Depreciation of assets held under finance leases and hire
  purchase contracts........................................      --        96
Amortisation of intangible fixed assets.....................     740        --
                                                              ------    ------
OPERATING LEASE CHARGES
  -- land and buildings.....................................     607       821
  -- hire of plant and machinery............................       4        --
                                                              ------    ------
                                                                 611       821
AUDITORS' REMUNERATION
  -- as auditors............................................      67        64
                                                              ------    ------

4.  EMPLOYEES AND DIRECTORS

  (a) EMPLOYEE INFORMATION

     The average monthly number of persons (including Executive Directors) employed by the group during the year was:

                                                               1999      1998
                                                              NUMBER    NUMBER
                                                              ------    ------
United Kingdom..............................................     207       183
North America...............................................     232       213
Europe and Middle East......................................      72        73
                                                              ------    ------
                                                                 511       469
                                                              ------    ------

                                                               1999      1998
                                                              L'000     L'000
                                                              ------    ------
Employment costs for the above persons were:
Wages and salaries..........................................  10,787     9,138
Social Security costs.......................................   1,765     1,636
Other pension costs.........................................     203       184
Redundancy and severance pay................................      50       141
                                                              ------    ------
                                                              12,805    11,099
                                                              ------    ------

  (b) DIRECTORS' EMOLUMENTS

     The emoluments of the Company's directors were not paid by the Group during the years ended 31 December 1998 and 1999 and no recharge has been made to the Company.

                        VISUAL COMMUNICATIONS GROUP B.V.

5.  NET INTEREST RECEIVABLE/(PAYABLE)

                                                              1999     1998
                                                              L'000    L'000
                                                              -----    -----
Interest receivable:
-- from third parties.......................................    88      301
-- from group undertakings..................................   217       --
Interest payable:
-- on bank loans and overdrafts.............................   (86)     (31)
-- on finance leases........................................    (7)     (39)
-- to group undertakings....................................  (508)      (1)
                                                              ----      ---
                                                              (296)     230
                                                              ----      ---

6.  TAX CREDIT/(CHARGE) ON PROFIT ON ORDINARY ACTIVITIES

                                                              1999      1998
                                                              L'000    L'000
                                                              -----    ------
UK Corporation tax at 30.25% (1998: 31%)
  Current...................................................  (468)    (2,030)
  Deferred..................................................   207       (158)
Overseas corporate tax......................................  (144)      (211)
Overseas deferred tax.......................................   (44)
Over provision in respect of prior years -- current.........  (264)       (16)
                                                              ----     ------
                                                              (713)    (2,415)
                                                              ----     ------

7.  INTANGIBLE FIXED ASSETS

                                                                 OTHER                TOTAL
                                               GOODWILL    INTANGIBLE ASSETS    INTANGIBLE ASSETS
                    GROUP                       L'000            L'000                L'000
                    -----                      --------    -----------------    -----------------
COST
At 1 January 1999............................      --              --                    --
Additions....................................   7,360              42                 7,402
Exchange adjustments.........................     (16)             --                   (16)
                                                -----             ---                 -----
At 31 December 1999..........................   7,344              42                 7,386
                                                -----             ---                 -----
AGGREGATE AMORTISATION
At 1 January 1999............................      --              --                    --
Charge for the year..........................    (733)             (7)                 (740)
                                                -----             ---                 -----
At 31 December 1999..........................    (733)             (7)                 (740)
                                                -----             ---                 -----
NET BOOK AMOUNT AT 31 DECEMBER 1999..........   6,611              35                 6,646
                                                -----             ---                 -----
Net book amount at 31 December 1998..........      --              --                    --
                                                -----             ---                 -----

     Other intangible assets consist of website addresses.

                        VISUAL COMMUNICATIONS GROUP B.V.

8.  TANGIBLE FIXED ASSETS

                                                             SHORT
                                                           LEASEHOLD      PLANT
                                                           LAND AND     EQUIPMENT
                                                           BUILDINGS   AND VEHICLES   TOTAL
                          GROUP                              L'000        L'000       L'000
                          -----                            ---------   ------------   ------
COST
At 1 January 1999........................................    1,787         5,701       7,488
Exchange adjustments.....................................       30            25          55
Additions................................................      145           837         982
Disposals................................................       --          (160)       (160)
                                                             -----        ------      ------
AT 31 DECEMBER 1999......................................    1,962         6,403       8,365
                                                             -----        ------      ------
DEPRECIATION
At 1 January 1999........................................     (484)       (3,575)     (4,059)
Exchange adjustments.....................................       (9)          (24)        (33)
Charge for period........................................     (199)       (1,204)     (1,403)
Disposals................................................       --           123         123
                                                             -----        ------      ------
AT 31 DECEMBER 1999......................................     (692)       (4,680)     (5,372)
                                                             -----        ------      ------
NET BOOK VALUE AT 31 DECEMBER 1999.......................    1,270         1,723       2,993
                                                             -----        ------      ------
Net book value at 31 December 1998.......................    1,303         2,090       3,393
                                                             -----        ------      ------

     The net book value of tangible fixed assets includes an amount of Lnil (1998: L101,000) in respect of assets held under finance leases.

9.  INVESTMENTS

                                                              1999    1998
                          COMPANY                             L'000   L'000
                          -------                             -----   -----
Interest in subsidiary undertakings -- shares:
COST
At 1 January 1999...........................................     --      --
Additions...................................................  6,854      --
                                                              -----   -----
AT 31 DECEMBER 1999.........................................  6,854      --
                                                              -----   -----

                        VISUAL COMMUNICATIONS GROUP B.V.

     At 31 December 1999 the Company wholly owned directly Definitive Stock LLC, VCG Holdings LLC and Visual Communications Group Holdings Limited and indirectly wholly owned the remaining following principal subsidiary undertakings which are included in the consolidation:

                                                                  CLASS OF
                                      COUNTRY OF INCORPORATION     SHARES
       PRINCIPAL SUBSIDIARIES              AND OPERATION         HELD AND %       ACTIVITY
       ----------------------         ------------------------  -------------  ---------------
Pix SA                                France                    100% ordinary  Image licensing
Colorific Photo Library Limited       England & Wales           100% ordinary  Image licensing
Planet Earth Pictures Limited         England & Wales           100% ordinary  Image licensing
Definitive Stock LLC                  United States of America  100% ordinary  Image licensing
Visual Communications Group Limited   England & Wales           100% ordinary  Image licensing
FPG International LLC                 United States of America  100% ordinary  Image licensing
iSwoop International Limited          Ireland                   100% ordinary  Image licensing
iSwoop Limited                        Ireland                   100% ordinary  Image licensing

     In the opinion of the directors the aggregate value of the Company's interest in its subsidiary undertakings is not less than the amount stated in the balance sheet. All shares carry equal voting rights.

10.  DEBTORS

                                                      GROUP    GROUP    COMPANY   COMPANY
                                                       1999     1998     1999      1998
                                                      L'000    L'000     L'000     L'000
                                                      ------   ------   -------   -------
AMOUNTS FALLING DUE WITHIN ONE YEAR
Trade debtors.......................................   8,699    9,798      --        --
Amounts owed by subsidiary undertakings.............      --       --      74        --
Amounts owed by fellow subsidiaries of United News
  and Media plc (excluding the Company's own
  subsidiaries).....................................   6,568    8,520      58        --
Other debtors.......................................   6,128    5,321      --        --
Prepayments and accrued income......................   9,088   11,504      --        --
Corporation tax receivable..........................     684       --      --        --
                                                      ------   ------     ---       ---
                                                      31,167   35,143     132        --
                                                      ------   ------     ---       ---

                        VISUAL COMMUNICATIONS GROUP B.V.

11.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                      GROUP    GROUP    COMPANY   COMPANY
                                                       1999     1998     1999      1998
                                                      L'000    L'000     L'000     L'000
                                                      ------   ------   -------   -------
Unsecured bank overdrafts...........................   1,150      477       --      --
Trade creditors.....................................   7,118    7,297       --      --
Lease obligations...................................       6      195       --      --
Amounts owed to subsidiary undertakings.............      --       --    3,879      --
Amounts owed to subsidiaries of United News and
  Media plc (excluding the Company's own
  subsidiaries).....................................  20,531   13,200       32       7
Other creditors.....................................     461      213       --      --
Corporation tax.....................................      --    1,492       16      --
Other taxes and social security.....................     579      409       --      --
Accruals and deferred income........................   3,024    2,447       --      --
                                                      ------   ------    -----      --
                                                      32,869   25,730    3,927       7
                                                      ------   ------    -----      --
Creditors: amounts falling due after one year.......      77      125       --      --
                                                      ------   ------    -----      --

12.  NET OBLIGATIONS UNDER FINANCE LEASES

                                                              1999    1998
                           GROUP                              L'000   L'000
                           -----                              -----   -----
Gross lease rentals outstanding.............................    6      241
Less: finance charges outstanding...........................    -      (46)
NET OBLIGATIONS.............................................    6      195
                                                               --      ---
Payable as follows:
Due within one year.........................................    6      189
Due between one and two years...............................    -        6
                                                               --      ---

13. PROVISION FOR LIABILITIES AND CHARGES

     The movement on the provision for deferred taxation is as follows:

                                                              DEFERRED
                                                              TAXATION
                                                               L'000
                                                              --------
At 1 January 1999...........................................    (163)
Released during the year....................................     163
                                                                ----
AT 31 DECEMBER 1999.........................................      --
                                                                ----

                        VISUAL COMMUNICATIONS GROUP B.V.

  DEFERRED TAXATION

                                                  GROUP    GROUP    COMPANY    COMPANY
                                                  1999     1998      1999       1998
                                                  L'000    L'000     L'000      L'000
                                                  -----    -----    -------    -------
Provision for deferred taxation comprises:
Accelerated capital allowances..................   --        81       --         --
Other...........................................   --      (244)      --         --
                                                   --      ----       --         --
                                                   --      (163)      --         --
                                                   --      ----       --         --

     The Group has an unprovided deferred tax asset of L249,000 relating to accelerated capital allowances at 31 December 1999. The Company does not have unprovided deferred tax at December 1999.

14. CALLED UP SHARE CAPITAL

                                                              1999    1998
                     GROUP AND COMPANY                        L'000   L'000
                     -----------------                        -----   -----
AUTHORISED
20,000,000 (1998: 200) ordinary shares of 0.01 (1998: 1,000)
  Dutch Guilders each.......................................   56      56
ALLOTTED, CALLED UP AND FULLY PAID
4,689,933 (1998: 40) ordinary shares of 0.01 (1998: 1,000)
  Dutch Guilders............................................   13      12
                                                               --      --

     On 14 June 1999 the Company issued 4 ordinary shares with a nominal value of 1,000 Dutch Guilders each on acquisition of VCG Holdings LLC and VCG Holdings Ltd.

     On 16 July 1999 the Company redenominated the nominal value of each share from 1,000 Dutch Guilders to 0.01 Dutch Guilders.

     On 16 August 1999 the Company issued 289,933 ordinary shares with a nominal value of 0.01 Dutch Guilders each on acquisition of Definitive Stock LLC, at a premium of L3,047,000.

15. SHARE PREMIUM ACCOUNT AND OTHER RESERVES

                                                               SHARE
                                                              PREMIUM     OTHER
                                                              ACCOUNT    RESERVES
                                                                1999       1999
                                                               L'000      L'000
                                                              --------   --------
GROUP
At 1 January 1999
  VCG Holdings Ltd..........................................    75,198         --
  VCG Holdings LLC..........................................    35,325         --
  Merger adjustment.........................................  (110,523)   110,523
                                                              --------   --------
  At 1 January 1999 (restated)..............................        --    110,523
  Premium on shares issued during the year..................     3,047         --
                                                              --------   --------
At 31 December 1999.........................................     3,047    110,523
                                                              --------   --------
COMPANY
  At 1 January 1999.........................................        --         --
  Premium on shares issued during the year..................     3,047         --
                                                              --------   --------
At 31 December 1999.........................................     3,047         --
                                                              --------   --------

                        VISUAL COMMUNICATIONS GROUP B.V.

16. PROFIT AND LOSS ACCOUNT

                                                               GROUP      COMPANY
                                                               L'000       L'000
                                                              --------    -------
At 1 January 1999...........................................        (7)     (7)
VCG Holdings Limited........................................   (67,469)     --
VCG Holdings LLC............................................   (29,074)     --
                                                              --------      --
At 1 January 1999 (restated)................................   (96,550)     (7)
Exchange adjustments........................................       417      --
Retained (loss)/profit for the year.........................    (7,385)     12
                                                              --------      --
AT 31 DECEMBER 1999.........................................  (103,518)      5
                                                              --------      --

     Cumulative goodwill of L33,139,000 is written off to reserves.

17. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                               1999      1998
                           GROUP                              L'000     L'000
                           -----                              ------    ------
(Loss)/profit for the financial year........................  (3,943)    3,621
Dividends...................................................  (3,442)       --
                                                              ------    ------
                                                              (7,385)    3,621
Other recognised gains and losses relating to the year......     417        --
Net proceeds of issue of ordinary share capital.............   3,048        --
                                                              ------    ------
Net movement in shareholders' funds.........................  (3,920)    3,621
                                                              ------    ------
Shareholders' funds at 1 January 1999.......................  13,985    10,364
                                                              ------    ------
Shareholders' funds at 31 December 1999.....................  10,065    13,985
                                                              ------    ------

18. COMMITMENTS AND CONTINGENT LIABILITIES

                                                              1999     1998
                                                              L'000    L'000
GROUP                                                         -----    -----
CAPITAL EXPENDITURE
Contracted but not provided for.............................   547      786
                                                               ---      ---

  OPERATING LEASE COMMITMENTS

     At 31 December 1999 the group had annual commitments under non-cancellable operating leases as follows:

                                                      1999                      1998
                                             ----------------------    ----------------------
                                               LAND                      LAND
                                                AND       PLANT AND       AND       PLANT AND
                                             BUILDINGS    EQUIPMENT    BUILDINGS    EQUIPMENT
                                               L'000        L'000        L'000        L'000
                                             ---------    ---------    ---------    ---------
Within two to five years...................      --          --            --          10
After five years...........................     246          --           794          --
                                                ---          --           ---          --

                        VISUAL COMMUNICATIONS GROUP B.V.

19. ACQUISITION OF DEFINITIVE STOCK LLC

     On 16 August 1999, a new wholly owned subsidiary, Definitive Stock LLC, was acquired for consideration of L3,579,085 in cash and 289,953 ordinary shares of
0.01 Dutch Guilders whose minimum value was deemed to be L3,047,000.

     The fair values of Definitive Stock LLC's identifiable assets and liabilities at the date of acquisition were as follows:

                                                                            ALIGNMENT OF
                                               DEFINITIVE                    ACCOUNTING     FAIR VALUE TO
                                               BOOK VALUE    REVALUATION      POLICIES          GROUP
                                                 L'000          L'000          L'000            L'000
                                               ----------    -----------    ------------    -------------
NET ASSETS ACQUIRED
Intangible assets............................       42            --              --               42
Fixed assets.................................      111            --             (75)              36
Current assets...............................       55           (21)            (38)              (4)
Other assets.................................        9            --              (7)               2
Current liabilities..........................     (168)          (36)             --             (204)
Other liabilities............................     (378)           --              --             (378)
                                                  ----           ---            ----            -----
Net liabilities..............................     (329)          (57)           (120)            (506)
                                                  ----           ---            ----            -----
CONSIDERATION
Shares issued................................                                                   3,047
Acquisition fees.............................                                                     228
Cash.........................................                                                   3,579
                                                  ----           ---            ----            -----
          Total consideration................                                                   6,854
                                                  ----           ---            ----            -----
Goodwill arising.............................                                                   7,360
                                                  ----           ---            ----            -----

     Revaluations principally represent adjustments made to the carrying value of stock and debtors to reflect estimated realisable value together with the recognition of liabilities not previously recorded. Adjustments for the alignment of accounting policies relate to the write off of internet site development costs, software costs and catalogue costs.

20. RELATED PARTY TRANSACTIONS

     In accordance with Financial Reporting Standard Number 8: Related Party Disclosures, the Company is exempt from disclosing transactions with entities that are part of the group or entities of the group qualifying as related parties, as more than 90% of its voting rights are controlled by United News & Media plc, which publishes consolidated financial statements.

21. POST BALANCE SHEET EVENTS

     In January 2000 one of the Company's subsidiaries, Visual Communications Group Limited, acquired Space Frontiers Limited, an image licensing company for a consideration of L250,000.

22. ULTIMATE PARENT COMPANY

     The directors consider United Business Information B.V. (formerly United Business Media (US) B.V.) to be the immediate parent undertaking and United News & Media plc to be the ultimate parent undertaking

                        VISUAL COMMUNICATIONS GROUP B.V.

and ultimate controlling party. The company and the immediate parent undertaking are registered in The Netherlands.

     Copies of United News & Media plc's accounts are available at the registered office of United News & Media plc, Ludgate House, 245 Blackfriars Road, London SE1 9UY.

                              VCG DEUTSCHLAND GmbH

(translated text):

Auditor's Report

We have audited the consolidated financial statements of VCG Deutschland GmbH for the business year from 1 January to 31 December 1999. The maintenance of the books and records and the preparation of the consolidated financial statements in accordance with German commercial law are the responsibility of the company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

     We conducted our audit of the consolidated financial statements in accordance with Section 317 HGB and the generally accepted standards for the audit of financial statements promulgated by the German Institut der Wirtschaftspurfer (IDW) which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the consolidated financial statements in accordance with German principles of proper accounting are detected with reasonable assurance. Knowledge of the business activities and the economic and legal environment of the Group companies and evaluations of possible misstatements are taken into account in the determination of audit procedures. The effectiveness of the internal control system and the evidence supporting the disclosures in the books and records and the consolidated financial statements are examined primarily on a test basis within the framework of the audit. The audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Our audit has not led to any reservations.

In our opinion, the consolidated financial statements give a true and fair view of the net assets, financial position and results of operations of the Group in accordance with German principles of proper accounting.

Munich, 22 May 2000

PricewaterhouseCoopers
Gesellschaft mit beschrankter Haftung
Wirtschaftsprufungsgesellschaft

Windecker                   McMahon

Wirtschaftsprufer           Wirtschaftsprufer

                              VCG DEUTSCHLAND GmbH

               PROFIT AND LOSS ACCOUNT OF THE SUBSIDIARY FOR 1999

                                                                  1999
                                                                   DM
                                                              -------------
 1. Turnover................................................  30.241.782,48
 2. Other income............................................   1.347.015,30
                                                              -------------
                                                              31.588.797,78
 3. Cost of Materials
       a) Costs for purchased goods.........................           0.00
       b) Costs for purchased services......................  15.625.937,12
                                                              -------------
                                                              15.625.937,12
 4. Personnel costs
       a) Salaries and wages................................   5.374.912,71
       b) Social security costs, including pension and
            support costs -- including pension costs
            of DM 0.........................................     980.625,55

                                                              -------------
                                                               6.355.538,26
 5. Depreciation and amortisation...........................   3.182.327,21
 6. Other operating expenses................................   5.427.907,32
 7. Interest receivable and other similar income including
      amount relating to associated undertakings of DM
      691.420,40............................................     691.420,40
 8. Interest payable and other similar charges including
      amount relating to associated undertakings of DM 0....      28.553,53
                                                              -------------
 9. Profits on ordinary activities..........................   1.659.954,74
10. Income taxes............................................   1.145.565,32
11. Other taxes.............................................       5.332,95
                                                              =============
12. Profit on ordinary activities after taxation............     509.056,47
                                                              =============

                              VCG DEUTSCHLAND GmbH

                    GROUP BALANCE SHEET AT 31 DECEMBER 1999

                                                      31.12.1999
                                                          DM
                                                     -------------
A.  FIXED ASSETS
       I. INTANGIBLE FIXED ASSETS
       1. Concessions, copyrights and similar
          rights and values as well as licences to
          such rights and values...................     670.464,00
       2. Goodwill.................................  16.668.758,00
                                                     -------------
                                                     17.339.222,00
                                                     -------------
       II. TANGIBLE FIXED ASSETS
       1. Land, Land rights and buildings,
          including buildings on third party
          land.....................................           0.00
       2. Plant and machinery......................           0.00
       3. Other plant, fixtures, fittings and
          equipment................................     504.167,68
                                                     -------------
                                                        504.167,68
                                                     -------------
                                                     17.843.389,68
B.  CURRENT ASSETS
       I. RECEIVABLES AND OTHER ASSETS
       1. Trade debtors............................   2.902.842,39
       2. Amounts receivable from associated
          undertakings.............................  18.151.072,66
       3. Amounts receivable from shareholders.....     207.550,00
       4. Other debtors............................      24.384,64
                                                     -------------
                                                     21.285.849,69
                                                     -------------
       II. LIQUID RESOURCES........................   1.777.624,47
                                                     -------------
                                                     23.063.474,16
                                                     -------------
C.  PREPAYMENTS....................................      20.366,79
                                                     -------------
                                                     40.927.230,63
                                                     -------------

                                                      31.12.1999
                                                          DM
                                                     -------------
A.  SHARE
       I. Share capital............................     250.000,00
       II. Capital Reserve.........................  28.493.416,68
       III. Retained Earnings brought forward......   3.051.992,77
       IV. Result for 1999.........................     509.056,47
                                                     -------------
                                                     32.304.465,92

B.  PROVISIONS
       1. Tax provisions...........................   4.448.246,20
       2. Other provisions.........................     681.073,27
                                                     -------------
                                                      5.129.319,47

C.  LIABILITIES
       1. Liabilities to banks.....................         258,23
       2. Trade creditors..........................   2.506.768,38
       3. Amounts payable to associated
          undertakings.............................     448.134,10
       4. Amounts payable to shareholders..........           0,00
       5. Other liabilities........................     538.284,53
       (including taxes DM 273.623,33) (including
          social security -- DM 190.28,43)
                                                     -------------
                                                      3.493.445,24
                                                     -------------
                                                     40.927.230,63
                                                     -------------

               CONSOLIDATED ACCOUNTS YEAR ENDED 31 DECEMBER 1999
                              VCG DEUTSCHLAND GmbH

                             NOTES TO THE ACCOUNTS

1. The consolidated financial statements of the VCG Deutschland GmbH sub-group have been prepared in accordance with the regulations of commercial law (HGB) governing large companies.

     The profit and loss account has been prepared according to the total cost method.

2. CONSOLIDATION

     In addition to VCG Deutschland GmbH, three other German companies are included in the sub-group consolidation.

     - Bavaria Bildagentur Verwaltungsgesellschaft mbH, Gauting;

     - Bavaria Bildagentur GmbH & Co KG, Gauting;

     - iSwoop GmbH, Gauting

3. CONSOLIDATION

     The capital consolidation has been prepared based using the book-value method. The purchase costs of the investment has been netted against the book value of the capital and reserves at the time of the purchase.

     Intra-group profits through the supply of goods and services to associated undertakings have not arisen.

     Payable and receivable balances between the consolidated companies have been eliminated, as have expenses and income generated from financial transactions (e.g. interest payable, etc).

4. BALANCE SHEET AND VALUATION METHODS

     The rules and regulations governing large companies have been applied and have been explained in the specific note relating to the balance sheet and profit and loss account items.

5. FOREIGN CURRENCY

     Liquid resources in foreign currency have been translated at the foreign currency exchange rate at the balance sheet date. Foreign currency transactions have been translated at the rate of exchange on the transaction date. Losses generated due to exchange rate fluctuations have been taken into consideration.

6. BALANCE SHEET

     6.1 INTANGIBLE FIXED ASSETS

     Intangible assets that have been obtained against payment value have been capitalised at cost and are amortised on a straight-line basis over the expected useful economic life of 10 years. The goodwill arising from the consolidation with Bavaria Bildagentur GmbH & Co. KG is also amortised over 10 years.

     The intangible assets relate to acquired Copyrights.

                CONSOLIDATED ACCOUNTS YEAR ENDED 31 DECEMBER 1999
                              VCG DEUTSCHLAND GmbH

                        NOTES TO THE ACCOUNTS (CONTINUED)

     6.2 FIXED ASSETS

     Fixed assets are valued at cost/production cost less scheduled and extraordinary depreciation. In so far as allowable under the tax code, moveable fixed assets have been depreciated using the reducing balance method; the method of depreciation was changed to straight-line where this resulted in a larger depreciation.

     6.4 DEBTORS AND OTHER ASSETS

     Debtors and other assets have been valued at nominal value. Balances in foreign currency value are translated at the lower of exchange rate on the date of transaction or balance sheet date. Specific and general bad debt provisions have been made.

     Of the amounts receivable from associated undertakings TDM10.520 relates to transactions involving supply and service of goods. Amounts receivable from the parent company, Ludgate Holding GmbH Dusseldorf are TDM 208.

     Debtors generated from transactions not relating to the supply of goods and services have been included within other assets.

     6.5 SHARE CAPITAL

     The share capital of DM250,000 is fully paid.

     6.6 PROVISIONS

     Other provisions include identified risks and uncertain liabilities. In addition to the provision for personnel costs, a provision has been made against photographers resulting from the licensing of photographic materials.

     6.7 LIABILITIES

     Foreign currency liabilities have been translated at the higher exchange rate on the balance sheet date.

     Amounts payable to associated undertakings include TDM 53 relating to goods and services transactions.

     All of the liabilities totalling TDM 3.540 are due within one year.

     6.8 CONTINGENT LIABILITIES AND OTHER FINANCIAL OBLIGATIONS

     Obligations in relation to long-term rental and lease contracts total TDM 9.240.

7. PROFIT AND LOSS ACCOUNT

     7.1 TURNOVER

                                                              Mio DM    In %
                       REVENUE STREAM                          1999     1999
                       --------------                         ------    -----
Licensing...................................................   30,2       100%
                                                               ----     -----
                                                               30,2       100%
                                                               ----     -----

                CONSOLIDATED ACCOUNTS YEAR ENDED 31 DECEMBER 1999
                              VCG DEUTSCHLAND GmbH

                        NOTES TO THE ACCOUNTS (CONTINUED)

                                                              Mio DM    In %
                    GEOGRAPHICAL MARKET                        1999     1999
                    -------------------                       ------    -----
Germany.....................................................   28,5      94,4%
Rest of Europe..............................................    1,7       5,6%
                                                               ----     -----
                                                               30,2       100%
                                                               ----     -----

     7.2 COST OF SALES

                                                               1999
                                                              Mio DM
                                                              ------
Royalties...................................................   13,7
Catalogue costs.............................................    1,9
                                                               ----
Cost of sales...............................................   15,6
                                                               ----

     7.3 OTHER OPERATING INCOME AND EXPENSES

     Following results are included within this category:

     Results from disposal of fixed assets, write-back of provisions; Costs relating to associated undertakings.

     7.4 INTEREST

     Interest income and expense mainly relates to interest payments relating to financial transactions with the associated undertakings.

     7.5 CORPORATION TAX

     The tax on income relates to TDM 897 corporation tax and municipal trade income tax for the current year and TDM 248 for previous years.

8. OTHER INFORMATION

     8.1 PERSONNEL

     Personnel costs constitute the following

                                                               1999
                                                              Mio.DM
                                                              ------
Salaries and wages..........................................   5,3
Social security and support costs...........................   1,0
Pension costs...............................................   0,0
                                                               ---
                                                               6,3
                                                               ---

                CONSOLIDATED ACCOUNTS YEAR ENDED 31 DECEMBER 1999
                              VCG DEUTSCHLAND GmbH

                        NOTES TO THE ACCOUNTS (CONTINUED)

     The average number of employees are as follows:

                                                               1999
                                                              ------
Salaried employees..........................................    74
Blue collar workers.........................................     0
Apprentices.................................................     2
                                                                --
                                                                76
                                                                --

     8.2 DIRECTORS

     The directors of VCG, Deutschland, Dusseldorf are

        Stephan Kurzawski, (resigned 3/99)
        Reiner Klein, Stolberg
        Ervin Gardosi, Stuttgart (from 3/99)

     The directors did not receive any income for their activities.

     8.3 RELATION TO ASSOCIATED UNDERTAKINGS

     The parent company VCG Deutschland GmbH, Dusseldorf, is a 100% subsidiary of Ludgate Holdings GmbH, Dusseldorf. The ultimate holding company is United News and Media plc, United Kingdom.

               CONSOLIDATED ACCOUNTS YEAR ENDED 31 DECEMBER 1999
                              VCG DEUTSCHLAND GmbH

     FIXED ASSETS OF THE SUB-GROUP FROM 1 JANUARY 1999 TO 31 DECEMBER 1999

                                  PURCHASE COSTS AND PRODUCTION COSTS
                         ------------------------------------------------------

                            BALANCE
                           1.1.1999                                  BALANCE
                              DM         ADDITIONS    DISPOSALS    31.12.1999
                         -------------   ----------   ---------   -------------
                              DM             DM          DM            DM
1. INTANGIBLE FIXED
  ASSETS
1. Concessions
  copyrights and
  similar rights and
  values as well as
  licences of those
  rights and values....   1.117.440,00         0.00        0.00    1.117.440,00
2. Goodwill............  27.781.262,60         0,00        0,00   27.781.262,60
                         -------------   ----------   ---------   -------------
                         28.898.702,60         0,00        0,00   28.898.702,60
                         -------------   ----------   ---------   -------------
2. FIXED ASSETS
1. Land, land rights
  and buildings,
  including buildings
  on third party
  land.................           0,00         0,00        0,00            0,00
2. Plant and
  machinery............           0,00         0,00        0,00            0,00
3. Other equipment,
  fixture and
  fittings.............   2.021.329,59   288.404,32   85.719,61    2.224.014,30
                         -------------   ----------   ---------   -------------
                          2.021.329,00   288.404,32   85.719,61    2.224.014,30
                         -------------   ----------   ---------   -------------
                         30.920.032,19   288.404,32   88.719,61   31.122,716,90
                         =============   ==========   =========   =============

                                            CUMULATIVE DEPRECIATION/AMORTISATION
                                ---------------------------------------------------------
                                                AMORTISATION/                                      NET BOOK VALUE
                                                DEPRECIATION                                -----------------------------
                                   BALANCE       DURING THE                  BALANCE AT      BALANCE AT      BALANCE AT
                                  1.1 1999          YEAR        DISPOSAL     31.12.1999      31.12.1999      31.12.1998
                                -------------   -------------   ---------   -------------   -------------   -------------
                                     DM              DM            DM            DM              DM              DM
1. INTANGIBLE FIXED
  ASSETS
1. Concessions
  copyrights and
  similar rights and
  values as well as
  licences of those
  rights and values....            335.232,00     111.744,00         0.00      446.976,00      670.464,00      782.208,00
2. Goodwill............          8.334.378,60   2.778.126,00         0.00   11.112.504,60   16.668.758,00   19.446.884,00
                                -------------   ------------    ---------   -------------   -------------   -------------
                                 8.669.610.60   2.889.870,00         0.00   11.559.480,60   17.339.222,00   20.229.092,00
                                -------------   ------------    ---------   -------------   -------------   -------------
2. FIXED ASSETS
1. Land, land rights
  and buildings,
  including buildings
  on third party
  land.................                  0,00           0,00         0,00            0,00            0,00            0,00
2. Plant and
  machinery............                  0,00           0,00         0,00            0,00            0,00            0,00
3. Other equipment,
  fixture and
  fittings.............          1.513.094,95     292.457,21    85.705,54    1.719.846,62      504.167,68      508.234,64
                                -------------   ------------    ---------   -------------   -------------   -------------
                                 1.513.094,95     292.457,21    85.705,54    1.719.846,62      504.167,68      508.234,64
                                -------------   ------------    ---------   -------------   -------------   -------------
                                10.182.705,55   3.182.327,21    85.705,54   13.279.327,22   17.843.389,68   20.737.326,64
                                =============   ============    =========   =============   =============   =============

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK GAAP AND US GAAP

        The audited consolidated financial statements of Visual Communications Group B.V. included in this Form 8-K/A have been prepared and presented in accordance with accounting principles and standards generally accepted in the United Kingdom ("UK GAAP"). Such standards differ in certain material aspects from the accounting principles and standards generally accepted in the United States ("US GAAP").

        Set forth below is a summary of the significant differences between UK GAAP and US GAAP as they relate to the measurement of profit and loss and shareholders' funds of Visual Communications Group B.V.. Visual Communications Group B.V. ("VCG") has not quantified these differences, nor undertaken a full reconciliation of UK GAAP to US GAAP financial statements. Had VCG undertaken any such quantification, preparation or reconciliation, other potentially significant accounting and disclosure differences may have come to its attention which are not identified below.

        Accordingly, VCG can provide no assurance that the identified differences in the summary below represent all principal differences relating to VCG. Further, no attempt has been made to identify future differences between UK GAAP and US GAAP as the result of prescribed changes in accounting standards. Regulatory bodies that promulgate UK GAAP and US GAAP have significant projects ongoing that could affect future comparisons such as this one. Finally, no attempt has been made to identify all future differences between UK GAAP and US GAAP that may affect the financial statements as a result of transactions or events that may occur in the future.

        The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the respective pronouncements of the US accounting profession, together with the Companies Act of 1985 and the pronouncements of the UK accounting profession. Finally, the discussion of US GAAP below does not present any additional accounting adjustments or disclosure which might be required by the US Securities and Exchange Commission (SEC) if these financial statements formed the basis of registered securities offered in the United States.

REVENUE RECOGNITION

        For revenue to be recorded in the income statement under UK GAAP, revenues must be based upon a reliable measurement and a transfer of risks and rewards of the asset ownership must have taken place. US GAAP focuses more on revenues being realised (either converted into cash or cash equivalent or the likelihood of its receipt is reasonably certain) and earned (no material transaction pending and the related performance has occurred).

GOODWILL

        Prior to the introduction of FRS 10, under UK GAAP, goodwill arising from acquisitions was either written off directly to reserves or carried on the balance sheet and amortised over its useful economic life. The former treatment was the preferred method under SSAP 22. Negative goodwill was credited directly to reserves.

        Under FRS 10, applicable for accounting periods ending on or after 23 December 1998, goodwill should be treated as an asset on the balance sheet and amortised according to the following circumstances:

- Where goodwill has a limited useful economic life, it should be amortised systematically over that life.

- There is a rebuttable assumption that the useful life of goodwill does not exceed 20 years.

- A longer life than 20 years, or an indefinite life, may be chosen where the value can be demonstrated to be more durable.

- Non-amortisation of goodwill is a "true and fair" override of company law (which requires goodwill to be amortised down to zero) and so can only be adopted in special circumstances when following the basic rule of amortisation would not give a true and fair view.

        If a company either amortises goodwill over more than 20 years or does not amortise goodwill at all, it has to carry out an annual impairment test.

        Negative goodwill up to the fair values of the non-monetary assets should be recognised in the income statement to match the depreciation of those assets. The balance, if any, is recognised in income over the period likely to benefit. Negative goodwill, is presented as a "negative asset" in the same balance sheet classification as positive goodwill.

        Under US GAAP, goodwill arising from acquisitions is capitalised and amortised over its estimated useful life up to a maximum of 40 years. Negative goodwill is applied as a reduction to the net book value of any fixed assets acquired. Upon the subsequent disposal of a business, unamortised goodwill is considered in the calculation of the gain or loss on disposal.

DEFERRED TAXATION

        Under UK GAAP VCG provides for deferred taxation using the partial liability method on all material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. The full potential liability is not necessarily provided. Additionally, deferred tax assets are recognized only when they are expected to be recoverable within the foreseeable future.

        Under US GAAP deferred taxes are provided for the tax effects of all temporary differences between the tax and book bases of assets and liabilities (full liability basis). Deferred tax assets are recognised to the extent that it is more likely than not the benefit will be realised. The probability of future taxable income as well as tax planning strategies are considered in determining the realisability of deferred tax assets. Net operating loss carry forwards arising from tax losses are recognised as deferred tax assets to the extent that it is more likely than not that such assets will be recovered.

PENSIONS

        UK GAAP, Statement of Standard Accounting Practice 24, "Accounting for Pension Costs", aims to produce an estimate of cost, based on long-term actuarial assumptions. The Schemes' assets are measured on an actuarial basis (i.e. projected future income streams discounted at a long-term stable rate). Asset valuation methods are consistent with the method and assumptions used to value the liabilities to pay future pensions (i.e. the discount and long-term return on assets are required to be the same). Differences between the actual experience of the schemes and the actuarial assumptions made are normally spread over the expected remaining service lives of the current employees in the schemes after making suitable allowances for future withdrawals. The actuarial valuation is normally performed every three years.

        Under US GAAP annual actuarial valuations must be carried out for defined benefit pension obligations. The annual pension cost comprises the estimated cost of benefits accruing in the period, adjusted for any deficit or surplus arising at the time Statement of Financial Accounting Standards No. 87, "Accounting for Pensions" was adopted. The charge is further adjusted to reflect the cost of benefit improvements and any surplus/deficits which emerge as a result of the actuarial assumptions made not being borne out in practice. Accordingly, there may be differences in the actuarial assumptions and methods of valuation of the plan assets compared with those that would be made under UK GAAP.

CASH FLOWS

        Under UK GAAP, cash flow represents increases or decreases in "cash", which is comprised of cash in hand and repayable to the Company on demand less overdrafts. Cash flows are presented in the following categories: (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure; (v) acquisitions and disposals; (vi) management of liquid resources; (vii) equity dividends and (viii) financing activities.

        Under US GAAP cash flow represents increases or decreases in "cash and cash equivalents", which include short term highly liquid investments with remaining maturities of less than 90 days when acquired and exclude overdrafts. Cash flows are reported in only three categories of operating activities, investing activities and financing activities.

        Cash flows arising from taxation, returns on investments and servicing of finance would be included as operating activities under US GAAP. The payment of dividends and debt issue costs would be included under financing activities. Movements in bank overdrafts are classified as a financing activity.

PROVISIONAL LIABILITIES

        For UK GAAP purposes, FRS 12 became effective in March of 1999. Prior to the adoption of FRS 12, requirements for recognising provisions under UK GAAP were less stringent and open to interpretation, whereas US GAAP has historically maintained a more prescribed process for recognising provisions in the balance sheet.

SHARE OPTION SCHEMES

        Under UK GAAP, VCG does not recognise compensation under its Employee Sharesave Scheme (SAYE) and Executive Share Option Schemes (ESOS). Under US GAAP, the compensation expense associated with shares issued through the SAYE or the ESOS, in consideration for services received, would be recognised as the difference between the quoted market price of the stock, at the measurement date, and the exercise price of the options. Compensation costs, as determined above, would be charged to expense over the period in which the related service is provided.

        Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", introduced a preferable intrinsic-value based method of accounting for stock based compensation. It encourages, but does not require, companies to recognise compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Companies which choose not to adopt the intrinsic method are required to disclose pro forma net income and earnings per share under the new method. In addition, detailed disclosures are required concerning the plan terms, exercise prices and the assumptions used in measuring the fair value of stock based grants.

IMPAIRMENT

        Under UK GAAP, if there is an indication of impairment, the assets should be tested for impairment and, if necessary, written down to the recoverable amount - the higher of net selling price or value in use, calculated based on discounted future pre-tax cash flows related to the asset or the income generating unit to which the asset belongs. Unlike US GAAP, there are no separate rules for assets to be disposed of. Impairment losses are recognised in the income statement unless they relate to revalued assets. Impairment losses on revalued assets are recognised in the income statement if they are caused by a clear consumption of economic benefits. Otherwise they are recognised in the Statement of Recognised Gains and Losses until the carrying amount of the asset reaches its historical cost and in the income statement thereafter.

        US GAAP requires that an entity assess whether impairment has occurred based on the future cash flows (undiscounted and excluding interest) expected to result from use and eventual disposal of the asset. An impairment loss exists if the sum of these cash flows is less than the carrying amount of the asset. The impairment loss recognised in the income statement is based on the asset's fair value, being either market value or the sum of discounted future cash flows.

DEVELOPMENT OF INTERNAL USE SOFTWARE

        For UK GAAP purposes, capitalisation of development costs under SSAP 13 is permitted only if the recovery of costs can reasonably be regarded as assured. At each balance sheet date, the unamortised balance of the cost is reviewed to ensure that it still fulfils the SSAP 13 criteria. Where any doubt exists as to the recovery of the carrying amount, the balance should be written off.
        For US GAAP purposes, SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" provides guidance on accounting for costs relating to the development of internal use software. The SOP divides the types of activities normally conducted in an internal-use software project into three stages: preliminary project stage, application development stage and post-implementation/operation stage. Capitalisation of costs varies by stage and by purpose of expenditure.

DISCLOSURES

        In general, disclosures required under US GAAP are more extensive than those required under UK GAAP. For example, under US GAAP more detailed disclosures would be required with respect to pensions, taxes, and stock options.

                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION

INTRODUCTORY NOTE

        On March 13, 2000, we issued $250 million of 5% convertible loan notes due March 15, 2007. On March 21, 2000, we completed the acquisitions of VCG Holdings LLC, Definitive Stock, Inc., Visual Communications Group Holdings Limited (collectively "VCG UK") and VCG Deutschland GmbH ("VCG GmbH"), using a portion of the proceeds from the notes offering. VCG UK and VCG GmbH are collectively known as VCG.

     The following unaudited condensed pro forma consolidated financial information (the "Pro Forma Consolidated Financial Information") gives pro forma effect to the issue of $250 million convertible loan notes and to the completion of the acquisition of VCG, after giving effect to the pro forma adjustments described in the accompanying notes. The Pro Forma Consolidated Financial Information has been prepared from, and should be read in conjunction with our audited historical consolidated financial statements for the year ended December 31, 1999, our unaudited consolidated financial statements for the three months ended March 31, 2000 together with the historical audited financial statements of VCG for the year ended December 31, 1999 and the unaudited financial statements of VCG for the period from January 1, 2000 to March 21, 2000. Adjustments have been made to reflect the financial statements of VCG in accordance with US GAAP.

     The Pro Forma Consolidated Financial Information is provided for illustrative purposes only and does not purport to represent what actual results of operations or financial position would have been had the acquisition of VCG occurred on the respective dates assumed, nor is it necessarily indicative of our future operating results.

     We will account for the acquisition of VCG by the purchase method of accounting in accordance with US GAAP. Accordingly, the purchase consideration for acquiring VCG will be allocated to the tangible and intangible assets acquired and the liabilities assumed, with the excess cost being allocated to goodwill and presented as an intangible asset. A preliminary allocation of the purchase price of VCG has been reflected in the Pro Forma Consolidated Financial Information. A final allocation of the purchase price of VCG is ongoing and is dependent on the completion of certain valuations and other studies which are expected to be completed prior to the current year end.

           UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1999

        The following unaudited condensed pro forma income statement for the year ended December 31, 1999 is derived from our audited historical consolidated statements of operations for the year then ended and the audited historical consolidated statement of operations of VCG for the year then ended (with the exception of cost of sales and selling, general and administrative expenses of VCG, the amounts for which are based upon a reclassification of the amounts included in the audited financial statements), after giving effect to the pro forma adjustments described in the notes to the Pro Forma Consolidated Financial Information. Such adjustments have been determined as if the acquisition of VCG took place on January 1, 1999 the first day of the financial period presented in the Pro Forma Consolidated Financial Information.


                                                                            HISTORIC       US GAAP      PRO FORMA
                                                   GETTY                   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS     PRO FORMA
                                               IMAGES, INC.  VCG (NOTE 1)   (NOTE 2)      (NOTE 3)      (NOTE 4)     CONSOLIDATED
                                               -----------   -----------   -----------   -----------   -----------   ------------
                                                                    (IN THOUSANDS EXCEPT LOSS PER SHARE DATA)
Sales                                          $   247,840    $   92,645            --   $    (1,914)           --    $   338,571
Cost of sales                                      (67,264)      (33,977)                         --         1,778        (99,463)
                                               -----------   -----------   -----------   -----------   -----------   ------------
GROSS PROFIT                                       180,576        58,668            --        (1,914)        1,778        239,108

Selling general and administrative expenses       (145,578)      (60,269)       10,941         1,609            --       (193,297)
Amortization of intangibles                        (64,330)       (2,824)                     (3,950)      (12,978)       (84,082)
Depreciation                                       (25,670)       (2,262)      (10,361)           --            --        (38,293)
Integration and restructuring costs                (10,325)           --            --            --            --        (10,325)
                                               -----------   -----------   -----------   -----------   -----------   ------------

OPERATING LOSS                                     (65,327)       (6,687)          580        (4,255)      (11,200)       (86,889)
Interest expense, net                               (4,585)         (137)                         --       (15,234)       (19,956)
Exchange gains/(losses), net                           135            --          (580)           --            --           (445)
Other income                                           284         2,468            --            --        (1,778)           974
                                               -----------   -----------   -----------   -----------   -----------   ------------

LOSS BEFORE TAXES                                  (69,493)       (4,356)           --        (4,255)      (28,212)      (106,316)
Income taxes                                         1,660        (1,739)           --           122         4,570          4,613
                                               -----------   -----------   -----------   -----------   -----------   ------------
NET LOSS                                          ($67,833)      ($6,095)           --       ($4,133)     ($23,642)     ($101,703)
                                               ===========   ===========   ===========   ===========   ===========    ===========


Basic and diluted net loss per share                ($1.94)                                                                ($2.73)
                                               ===========                                                            ===========
Shares used in computing basic and diluted
net loss per share                                  35,049                                                                 37,236
                                               ===========                                                            ===========



See accompanying notes to the Unaudited Condensed Pro Forma Consolidated Financial Information

           UNAUDITED CONDENSED PRO FORMA CONSOLIDATED INCOME STATEMENT
                        THREE MONTHS ENDED MARCH 31, 2000

        The following unaudited condensed pro forma income statement for the three months ended March 31, 2000 is derived from the unaudited historical condensed income statement of Getty Images, Inc. for the three months then ended and the unaudited historical condensed consolidated income statement of VCG for the period from January 1, 2000 to March 21, 2000, after giving effect to the adjustments described in the notes to the Pro Forma Consolidated Financial Information. Such adjustments have been determined as if the acquisition of VCG took place on January 1, 2000, the first day of the financial period presented in the Pro Forma Consolidated Financial Information.


                                                                             HISTORIC      US GAAP      PRO FORMA
                                                  GETTY                    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS     PRO FORMA
                                                IMAGES, INC.      VCG        (NOTE 2)      (NOTE 3)      (NOTE 4)     CONSOLIDATED
                                                ------------   ---------   -----------   -----------   ------------   ------------
                                                                    (IN $ THOUSANDS EXCEPT LOSS PER SHARE DATA)
Sales                                           $    104,825   $  19,789            --   $        --             --   $    124,614
Cost of sales                                        (30,518)     (6,606)           --            --             --        (37,124)
                                                ------------   ---------   -----------   -----------   ------------   ------------
GROSS PROFIT                                          74,307      13,183            --            --             --         87,490

Selling general and administrative expenses          (60,429)    (14,698)        1,624           580             --        (72,923)
Amortization of intangibles                          (25,035)     (1,485)           --          (991)        (3,243)       (30,754)
Depreciation                                         (10,202)       (274)       (1,624)           --             --        (12,100)
Integration and restructuring  costs                  (4,191)         --            --            --             --         (4,191)
                                                ------------   ---------   -----------   -----------   ------------   ------------

OPERATING LOSS                                       (25,550)     (3,274)           --          (411)        (3,243)       (32,478)
Interest expense, net                                 (1,082)       (716)           --            --         (3,809)        (5,607)
Debt conversion expense                               (6,689)         --            --            --          6,689             --
Other expenses                                           (19)         --            --            --             --            (19)
Exchange losses, net                                    (515)       (230)           --            --             --           (745)
                                                ------------   ---------   -----------   -----------   ------------   ------------

LOSS BEFORE TAXES                                    (33,855)     (4,220)           --          (411)          (363)       (38,849)
Income taxes                                           1,134          --            --          (232)         1,143          2,045
                                                ------------   ---------   -----------   -----------   ------------   ------------
LOSS BEFORE EXTRAORDINARY ITEM                       (32,721)     (4,220)           --          (643)           780         36,804
Extraordinary item                                       384          --            --            --             --            384
                                                ------------   ---------   -----------   -----------   ------------   ------------
NET LOSS                                            ($32,337)    ($4,220)           --         ($643)          $780       ($36,420)
                                                ============   =========   ===========   ===========   ============   ============

Basic and diluted loss per share
  before extraordinary item                           ($0.69)                                                               ($0.74)
Extraordinary item                                      0.01                                                                  0.01
                                                ------------                                                          ------------
Basic and diluted net loss per share
  after extraordinary item                            ($0.68)                                                               ($0.73)
                                                ============                                                          ============

Shares used in computing basic and diluted
  net loss per share                                  47,569                                                                49,756
                                                ============                                                          ============



See accompanying notes to the Unaudited Condensed Pro Forma Consolidated Financial Information.

                  NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION

1.      TRANSLATION OF HISTORICAL FINANCIAL INFORMATION

The historical financial statements of VCG have been translated into U.S.
dollars.


(a)     EXCHANGE RATES

For the purpose of incorporation in the pro forma consolidated financial information, the audited historic financial information of VCG UK and VCG GmbH has been translated into US dollars at the following rates:


                                            YEAR ENDED
                                           DECEMBER 31,
                                              1999
                                           -----------
VCG UK                                      L1 = $1.61
VCG GmbH                                   DM1.95 = $1
                                           -----------

Unaudited consolidated historical financial information for VCG for the three months ended March 31, 2000 was translated at L1 = $1.61.

(b) TRANSLATION OF FINANCIAL INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                                                                   PROFORMA VCG
                                                      VCG UK         VCG GmbH          VCG UK         VCG GmbH       COMBINED
                                                      L'000S          DM'000S          $'000S          $'000S          $'000S
                                                     (AUDITED)       (AUDITED)       (UNAUDITED)     (UNAUDITED)   (UNAUDITED)
                                                     --------        ---------       -----------     -----------   ------------
Sales                                                  47,856           30,242            77,144          15,501         92,645
Cost of sales                                         (16,109)         (15,626)          (25,968)         (8,009)       (33,977)
                                                     --------        ---------       -----------     -----------   ------------

GROSS PROFIT                                           31,747           14,616            51,176           7,492         58,668
Selling general and administrative expenses           (33,641)         (11,784)          (54,229)         (6,040)       (60,269)
Amortization of intangibles                              (740)          (3,182)           (1,193)         (1,631)        (2,824)
Depreciation                                           (1,403)              --            (2,262)             --         (2,262)
Integration and restructuring costs                        --               --                --              --             --

OPERATING LOSS                                         (4,037)            (350)           (6,508)           (179)        (6,687)
Interest expense, net                                    (296)             663              (477)            340           (137)
Exchange gains/(losses), net                               --               --                --              --             --
Other income                                            1,103            1,347             1,778             690          2,468
                                                     --------        ---------       -----------     -----------   ------------


PROFIT/(LOSS) BEFORE TAXES                             (3,230)           1,660            (5,207)            851         (4,356)
Income taxes                                             (713)          (1,151)           (1,149)           (590)        (1,739)

                                                     --------        ---------       -----------     -----------   ------------

NET PROFIT/ (LOSS)                                     (3,943)             509            (6,356)            261         (6,095)
                                                     ========        =========       ===========     ===========   ============

2. ADJUSTMENTS TO HISTORICAL FINANCIAL STATEMENTS OF VCG

Adjustments have been made to reclassify certain expenses included in the historic financial statements of VCG to present these amounts on a basis consistent with the US GAAP accounting policies and presentation adopted by Getty Images, Inc.

3. US GAAP ADJUSTMENTS

                                                                                 YEAR ENDED          THREE MONTHS ENDED
                                                                             DECEMBER 31, 1999         MARCH 31, 2000
                                                                             -----------------       ------------------
                                                                                          (IN THOUSANDS)
Adjustments were made in respect of the following:
Recognition of catalogue and space revenues                                        ($1,914)               $     0
Impact of catalogue revenue adjustments on amortization of catalogue costs           1,609                    580
Amortization of goodwill previously written off to reserves                         (3,950)                  (991)
Deferred tax impact of other US GAAP adjustments                                       122                   (232)
                                                                                   -------                -------
                                                                                   ($4,133)                 ($643)
                                                                                   =======                =======


4. PRO FORMA ADJUSTMENTS

(a) INTERCOMPANY TRADING

Intercompany trading of $1.8 million in 1999 between VCG BV and VCG GmbH has been eliminated for the purpose of the pro forma financial information.


(b) AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES


                                                                                 YEAR ENDED          THREE MONTHS ENDED
                                                                             DECEMBER 31, 1999         MARCH 31, 2000
                                                                             -----------------       ------------------
                                                                                          (IN THOUSANDS)
Amortization of goodwill included in VCG's accounting
records including goodwill previously written
off to reserves, reinstated under US GAAP                                       $   6,778                 $   1,696

Amortization over 10 years of goodwill and
other minor intangibles on acquisition of
VCG by Getty Images, Inc                                                          (19,756)                   (4,939)
                                                                                ---------                 ---------
                                                                                 ($12,978)                  ($3,243)
                                                                                =========                 =========


(c) ADDITIONAL FINANCE COSTS RELATING TO CONVERTIBLE DEBT

                                                                                 YEAR ENDED          THREE MONTHS ENDED
                                                                             DECEMBER 31, 1999         MARCH 31, 2000
                                                                             -----------------       ------------------
                                                                                          (IN THOUSANDS)
Amortization over 3 year period of debt issue
  expenses of $8.2 million on convertible debt                                   $ 2,734                    $   684
Interest on $250 million convertible
  debt at 5% per annum                                                            12,500                      3,125
                                                                                 -------                    -------
                                                                                 $15,234                    $ 3,809
                                                                                 =======                    =======

(d) DEBT CONVERSION EXPENSES

For the purpose of the Unaudited Condensed Pro Forma Information, expenses of $6.7 million in relation to the conversion of debt are assumed to have been incurred at the time of such conversion prior to the first day of the period covered by the pro forma information.

(e) TAXATION


                                                                     YEAR ENDED       THREE MONTHS ENDED
                                                                 DECEMBER 31, 1999      MARCH 31, 2000
                                                                 -----------------    ------------------
                                                                            (IN THOUSANDS)
Tax effect of additional finance costs (see Note 4c)                   $4,570              $1,143
                                                                       ======              ======



(f) EARNINGS PER SHARE

Options and convertible securities are excluded from the computation of loss per share because of their anti-dilutive effect.

The average number of shares used in the calculation of pro forma consolidated earnings per share has been increased to take into account 2,187,034 shares issued upon the conversion of debt referred to in Note 4(d) above.

(g) EXCESS OF PURCHASE PRICE OVER FAIR VALUE OF NET ASSETS ACQUIRED



                                                                                      (IN THOUSANDS)
Cash consideration paid to holders of entire issued share capital of VCG                  204,726
Intercompany borrowing of VCG assumed by Getty Images, Inc.                                18,692
Transaction expenses                                                                        3,515
                                                                                        ---------

Total purchase price                                                                      226,933
Estimated fair value of net assets of VCG (see Note 4(h))                                 (29,361)
                                                                                        ---------
Excess of purchase price over fair value of net assets acquired                         $ 197,572
                                                                                        =========

Amount allocated to goodwill and minor intangibles (amortised over 10 years)            $ 197,572
                                                                                        =========


Certain minor intangibles have been identified at acquisition and are to be included in the ongoing purchase price allocation exercise.


(h) ESTIMATED FAIR VALUE OF NET ASSETS OF VCG AT ACQUISITION



                                                                                      (IN THOUSANDS)
Combined net assets acquired at date of acquisition
(including $18.7 million of indebtedness to
Getty Images, Inc.)                                                                     $ 59,828
Preliminary fair value adjustments                                                       (30,467)
                                                                                        --------
Estimated fair value of net assets of VCG at acquisition                                $ 29,361
                                                                                        ========

Preliminary fair value adjustments include goodwill previously included in VCG's accounting records which has been eliminated upon acquisition. The allocation of purchase price is based upon a preliminary exercise. A complete fair value exercise is ongoing and is expected to be completed prior to the year end.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GETTY IMAGES, INC.


Date:   June 1, 2000                   By:  /s/ Steve Cristallo
                                          --------------------------------------
                                       Name:  Steve Cristallo
                                       Title: Acting Chief Financial Officer